UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 10, 2010
Safeguard Scientifics, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-5620	23-1609753

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

435 Devon Park Drive, Building 800, Wayne, PA	19087

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 610-293-0600
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry Into A Material Definitive Agreement.
The disclosure set forth in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 2.03	Creation Of A Direct Financial Obligation Or An Obligation Under An Off-Balance Sheet Arrangement Of A Registrant.
On March 10, 2010, Safeguard Scientifics, Inc. (the “Company”) announced that it has entered into exchange agreements (the “Exchange Agreements”) with certain holders (the “Holders”) of its 2.625% Convertible Senior Subordinated Notes due March 2024 (the “Old Debentures”). Pursuant to the terms of the Exchange Agreements, the Holders will exchange (the “Exchange”) an aggregate of approximately $47,000,000 principal amount of the Old Debentures held by the Holders (the “Exchange Debentures”) in exchange for the Company’s new 10.125% Convertible Senior Subordinated Debentures due March 2014 (the “New Debentures”) in principal amount equal to the principal amount of the Exchange Debentures plus accrued and unpaid interest thereon to the closing of the Exchange.
The Exchange is subject to certain conditions including effectiveness of the Company’s Application for Qualification on Form T-3 filed with the Securities and Exchange Commission on March 11, 2010 (the “Form T-3”).
A copy of the Company’s press release announcing the Exchange is filed as an Exhibit to this Current Report on Form 8-K. Copies of the Exchange Agreements are also filed as Exhibits to this Current Report on Form 8-K and are incorporated herein by reference.
The New Debentures will be issued under an indenture (the “Indenture”) to be entered into between the Company and U.S. Bank National Association, as trustee.
The New Debentures will bear interest at the annual rate of 10.125%, accruing from the closing date of the Exchange. The Company will pay interest on the New Debentures on March and September 15 of each year, beginning on September 15, 2010. The New Debentures will mature on March 15, 2014.
The New Debentures will be convertible, at the option of the holders of the New Debentures, unless previously redeemed or repurchased, subject to the following restrictions, at any time until the close of business on the last business day prior to maturity at a conversion price equal to $16.50 per share of our common stock, subject to adjustment (“Conversion Price”), which equates to a conversion rate of 60.6061 shares of our common stock per $1,000 principal amount of the New Debentures, subject to adjustment (“Conversion Rate”). Prior to March 15, 2013, holders of the New Debentures may convert their New Debentures only under the following circumstances:
•	During any fiscal quarter after June 30, 2010, if the last reported sale price of our common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter is greater than or equal to 120% of the Conversion Price on each such trading day;

•	During the five business-day period after any ten consecutive trading-day period (the “Measurement Period”) in which the “trading price” per $1,000 principal amount of the New Debentures for each day of such measurement period was less than 100% of the product of the last reported sale price of our common stock and the Conversion Rate on each such day;

•	Upon the occurrence of specified corporate transactions; or

•	If the Company has exercised its Mandatory Conversion Option, as defined below.
The Company has the right to force conversion of the New Debentures on or after March 15, 2012 if the closing sale price of then Company’s common stock has exceeded 130% of the Conversion Price for at least 20 of the 30 consecutive trading days ending the day prior to the notice date of such mandatory conversion. If the Company elects to mandatorily force conversion of some or all of the New Debentures as described above, the Company will make an additional make-whole payment on the New Debentures equal to the aggregate total amount of coupons that would have accrued and become payable on the New Debentures from the date of the final indenture until maturity less any coupons already paid on the New Debentures.
Upon conversion, the Company may satisfy its conversion obligation by delivering, at the Company’s election, shares of the Company’s common stock, cash or a combination of cash and shares. If the Company elects to settle its obligation in cash or cash and shares of common stock, the amount of cash or cash and shares of common stock will be based on a daily conversion value calculated on a proportionate basis for each trading day in a 20 trading-day observation period.
Following a “make-whole fundamental change”, as defined, the Company will, in some cases, increase the Conversion Rate for a holder who elects to convert its New Debentures in connection with such make-whole fundamental change. The number of additional shares by which the Conversion Rate will be increased will be determined by reference to a table, based on the date on which the make-whole fundamental change occurs or becomes effective and the price paid (or deemed paid) per share of our common stock in connection with the make-whole fundamental change transaction.
If a designated event, as defined, occurs at any time prior to the maturity of the New Debentures, then each holder of the New Debentures will have the right to require the Company to repurchase all of the that holder’s New Debentures, or any part that is a multiple of $1,000 principal amount, on a date that is between 20 and 35 business days, as defined, after the date of notice from the Company of the designated event. The Company will repurchase the New Debentures at a repurchase price equal to 100% of the principal amount of the New Debentures, together with any unpaid interest on the New Debentures.
Upon the closing of the Exchange, the Company will place into escrow an amount of cash equal to the full interest due on the New Debentures through maturity. Interest will be paid out of such escrow account as it becomes due and payable.

A copy of the form of Indenture is filed as Exhibit T3C to the Form T-3 and is incorporated herein by reference.

ITEM 3.02	Unregistered Sales Of Equity Securities.
The disclosure set forth in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference. The New Debentures will be issued to the Holders pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, contained in Section 3(a)(9) thereof on the basis that the Exchange constitutes an exchange with existing holders of the Company’s securities and no commission or other remuneration will be paid or given directly or indirectly to any party for soliciting the Exchange.

ITEM 9.01	Financial Statements and Exhibits
(d) Exhibits

10.1	Exchange Agreement, dated as of March 10, 2010, by and between the Company and First Manhattan Co.
10.2	Exchange Agreement, dated as of March 10, 2010, by and between the Company and the holders of the Old Debentures set forth on the schedules thereto
10.3
Exchange Agreement, dated as of March 10, 2010, by and between the Company and each of Prism Partners I, L.P., Prism Partners III Leverage, L.P. and Weintraub Capital Management, L.P., as attorney-in-fact for Prism Partners IV Leveraged Offshore Fund

10.4	Exchange Agreement , dated as of March 10, 2010, by and between the Company and Zazove Associates LLC
10.5	Form of Indenture by and between the Company and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit TC3 filed with Form T-3 on March 11, 2010 by the Registrant)
99.1	Press Release dated March 11, 2010
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safeguard Scientifics, Inc.
Dated: March 11, 2010	By:	/s/ BRIAN J. SISKO
Brian J. Sisko
Senior Vice President and General Counsel

Exhibit Index

10.1	Exchange Agreement, dated as of March 10, 2010, by and between the Company and First Manhattan Co.
10.2	Exchange Agreement, dated as of March 10, 2010, by and between the Company and the holders of the Old Debentures set forth on the schedules thereto
10.3
Exchange Agreement, dated as of March 10, 2010, by and between the Company and each of Prism Partners I, L.P., Prism Partners III Leverage, L.P. and Weintraub Capital Management, L.P., as attorney-in-fact for Prism Partners IV Leveraged Offshore Fund

10.4	Exchange Agreement , dated as of March 10, 2010, by and between the Company and Zazove Associates LLC
10.5	Form of Indenture by and between the Company and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit TC3 filed with Form T-3 on March 11, 2010 by the Registrant)
99.1	Press Release dated March 11, 2010.